Exhibit 10.42

AMENDMENT TO THE

HARRAH’S ENTERTAINMENT, INC.

AMENDED AND RESTATED

EXECUTIVE DEFERRED COMPENSATION

TRUST AGREEMENT

THIS AMENDMENT TO THE AMENDED AND RESTATED TRUST AGREEMENT is made by and between Harrah’s Entertainment, Inc. (the “Company”) and Wells Fargo Bank, N.A. (the “Trustee”).

WHEREAS, the Company maintains the Harrah’s Entertainment, Inc. Executive Supplemental Savings Plan, as amended, and the Harrah’s Entertainment, Inc. Executive Supplemental Savings Plan II, as amended (collectively, the “ESSPs”), each of which is a nonqualified deferred compensation plan for the benefit of certain executives;

WHEREAS, the Company also maintains the Harrah’s Entertainment, Inc. Executive Deferred Compensation Plan, as amended (the “EDCP”), and the Harrah’s Entertainment, Inc. Deferred Compensation Plan, as amended (the “DCP”), each of which is a nonqualified deferred compensation plan for the benefit of certain executive and directors;

WHEREAS, the Company has entered into an Escrow Agreement dated February 6, 1990, as amended, pursuant to which the Company may maintain a source of funds to assist it in meeting its liabilities under the EDCP and the portion of its liabilities under the DCP that relates to DCP account balances of individuals who participate in both the EDCP and the DCP (the “Escrow Agreement”);

WHEREAS, the Company has established a trust (the “Harrah’s Trust”) and has made contributions to the Harrah’s Trust to provide a source of funds to assist the Company in meeting its liabilities under the ESSPs and its liabilities under the portion of the DCP that is not subject to funding through the Escrow Agreement;

WHEREAS, the Company acquired Caesars Entertainment, Inc. a Delaware corporation (“Ceasars”), through a merger of Caesars with and into Harrah’s Operating Company, Inc. (“HOC”), a Delaware corporation and a wholly-owned subsidiary of the Company, according to the Agreement and Plan of Merger, dated as of July 14, 2004, by and among the Company, HOC and Caesars, with HOC as the surviving entity;

WHEREAS, HOC, as the successor to Caesars, previously maintained a trust (the “Caesars Trust”) in order to provide HOC with a source of funds to assist it in satisfying its liabilities under the following plans maintained by HOC as the successor to Caesars: the Caesars Entertainment Executive Deferred Compensation Plan and the Caesars World, Inc. Executive Security Plan (the “Caesars Plans” and, collectively with the ESSPs and the portion of the DCP that relates to DCP account balances of individuals who do not participate in both the EDCP and the DCP, the “Plans”);

WHEREAS, the Company and the Trustee entered into the Harrah’s Entertainment, Inc. Amended and Restated Executive Deferred Compensation Trust Agreement, dated as of January 11, 2006 (the “Trust Agreement”);

WHEREAS, the Caesars Trust was merged with and into the Harrah’s Trust, effective as of January 12, 2006;

WHEREAS, it is the intention of the parties that the Trust Agreement shall constitute an unfunded arrangement and shall not affect the status of any Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974 (“Act”);

WHEREAS, the Company has entered into the Agreement and Plan of Merger, dated as of December 19, 2006, by and among Hamlet Holding LLC, Hamlet Merger Inc., and Harrah’s Entertainment, Inc. (the “Merger Agreement”), pursuant to which Hamlet Merger Inc. will merge with and into the Company (the “Merger”) upon the terms and conditions of the Merger Agreement;

WHEREAS, the Company and the Trustee desire to amend the Trust Agreement to provide for the establishment of subaccounts under the Trust, effective as of the Merger.

NOW, THEREFORE, the parties hereby amend the Trust Agreement, effective as of January 28, 2008, as follows:

1. Section 2.2 is hereby amended to read in its entirety as follows:

2.2 Subject to Article Fourteen, the Company may direct the Trustee to make payment of benefits to Plan Participants or beneficiaries as they become due under the terms of the Plans. Alternatively, the Company may make payment of benefits directly to Plan Participants or beneficiaries. If the Company elects to make benefit payments directly to the Plan Participants or beneficiaries, the Company shall notify the Trustee of such election prior to the time amounts become payable to Plan Participants or their beneficiaries under the terms of the Plans.

2. Section 4.1 is hereby amended to read in its entirety as follows:

4.1 Except as provided in Articles Two and Three above and as set forth below in this Article Four, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment or benefits have been made to Plan Participants and their beneficiaries pursuant to the terms of the Plans.

3. Section 4.4 is hereby amended to read in its entirety as follows:

4.4 The calculations required by Section 4.3 or 4.6 shall be made by the Company’s designated consultant or, if deemed necessary by the Trustee, an actuary selected by the Trustee. If the Trustee so requests, the Company or its designated consultant shall provide to the Trustee an updated Payment Schedule in connection with the calculations performed in accordance with Section 4.3 or 4.6.

4. Article Four is hereby amended to add the following new Section 4.6 at the end thereof:

4.6 Notwithstanding Section 4.2, in no event shall the Trustee return all or any part of the assets allocated to the Pre-Merger Subtrust to the Company pursuant to Section 4.2, unless the Pre-Merger Subtrust funding ratio, determined immediately following the return of assets allocated to the Pre-Merger Subtrust to the Company, is not less than one hundred and twenty percent (120%).

5. Article Six is hereby amended by adding the following new Section 6.2 at the end thereof:

6.2 During the term of this Trust, all income received by the Trust that is allocable to the assets of each Subtrust, net of expenses and taxes allocable to such income, shall be accumulated and reinvested and allocated to such Subtrust.

6. Article Seven is hereby amended by adding the following new Section 7.2 at the end thereof:

7.2 The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made with respect to each Subtrust, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 60 days following the close of each plan year and within 60 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of each Subtrust during such year or during the period from the close of the last preceding plan year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by the Trustee with respect to each Subtrust, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in such Subtrust at the end of such plan year or as of the date of such removal or resignation, as the case may be.

7. Section 12.1 is hereby amended to read in its entirety as follows:

12.1 This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall (a) conflict with the terms of the Plans, (b) make the Trust revocable, (c) amend Section 4.6 or 6.2, or (d) amend Article Fourteen to permit the payment of any benefit payments (or portions thereof) attributable to the Post-Merger Subaccounts of the accounts of Plan Participants or beneficiaries in the Plans from the Pre-Merger Subtrust. In the event of a conflict between an amendment to this Trust Agreement and the Plans, the Plans shall control and there shall be no liability on the part of the Trustee resulting form its execution of an amendment the terms of which conflict with the Plans.

8. Article Fourteen shall be redesignated Article Fifteen and Section 14.1 shall be redesignated Section 15.

9. The following new Article Fourteen shall be added following Article Thirteen:

ARTICLE FOURTEEN

SUBTRUSTS

14.1 Effective as of the Merger (as defined below), a subaccount (the “Pre-Merger Subtrust”) shall be established under the Trust, and all of the assets held in the Trust as of the effective time of the Merger shall be allocated to the Pre-Merger Subtrust. The Pre-Merger Subtrust shall be maintained as part of the Trust and the assets allocated thereto shall be held by the Trustee in accordance with the terms and conditions of the Trust Agreement.

14.2 Effective as of the Merger, a subaccount (the “Post-Merger Subtrust”) shall be established under the Trust, and none of the assets held in the Trust as of the effective time of the Merger shall be allocated to the Post-Merger Subtrust. The Post-Merger Subtrust shall be maintained as part of the Trust and the assets allocated thereto shall be held by the Trustee in accordance with the terms and conditions of the Trust Agreement.

14.3 Any contributions made by the Company to the Trust in accordance with Section 1.6 shall be allocated to the Pre-Merger Subtrust.

14.4 Any contributions made by the Company to the Trust under Section 1.5 on or after the Merger shall be allocated to the Pre-Merger Subtrust or the Post-Merger Subtrust, as specified in a written direction of the Company to the Trustee.

14.5 The Company may direct the Trustee to make payment of benefits from the Pre-Merger Subtrust to a Plan Participant or beneficiary as such benefit payments become due under the terms of the Plans. Except as provided in Section 3.2, the Trustee shall make such benefit payments (or portions thereof) only to the extent such benefit payments (or portions thereof) are attributable to the Pre-Merger Subaccounts (as defined below) of such Plan Participant’s or beneficiary’s accounts in the Plans. In no event shall the Trustee make such benefit payments (or portions thereof) from the Pre-Merger Subtrust to the extent that such benefit payments (or portions thereof) are attributable to the Post-Merger Subaccounts of such Plan Participant’s or beneficiary’s accounts in the Plans, except as provided in Section 3.2.

14.6 The Company may direct the Trustee to make payment of benefits from the Post-Merger Subtrust to a Plan Participant or beneficiary as such benefit payments become due under the terms of the Plans.

14.7 The Company establish and maintain two subaccounts (a “Pre-Merger Subaccount” and a “Post-Merger Subaccount” and, collectively, the “Subaccounts”) for each of the Plan accounts of a Participant or beneficiary in accordance with this Section 14.7. Such Subaccounts shall comprise portions of a Participant’s or beneficiary’s Plan account and shall be maintained for purposes of accounting for the Trust assets and determining the Plan benefit payments to be made from the Subtrust under the Trust.

(a) The Company shall establish and maintain a Pre-Merger Subaccount under each of the Plan accounts of a Participant or beneficiary. Effective as of the Merger under the terms of the applicable Plan, the balance in such Plan account (determined without regard to the vested interest of such Participant or beneficiary) shall be credited to the Pre-Merger Subaccount in such Plan account. All deferrals and contributions credited to such Plan account on or before the Merger under the terms of the applicable Plan shall be credited to such Pre-Merger Subaccount. No deferrals or contributions credited to the Plan account after the Merger under the terms of the applicable Plan shall be credited to such Pre-Merger Subaccount. Such Pre-Merger Subaccount shall be adjusted to reflect investment gains and losses attributable to the portion of the Plan account allocable to such Pre-Merger Subaccount, and shall be debited to reflect distributions and forfeitures of the Plan benefits attributable to the portion of the Plan account allocable to such Pre-Merger Subaccount.

(b) The Company shall establish and maintain a Post-Merger Subaccount under each of the Plan accounts of a Participant or beneficiary. No deferrals or contributions credited to the Plan account on or before the Merger under the terms of the applicable Plan shall be credited to such Post-Merger Subaccount. All deferrals and contributions credited to such Plan account after the Merger under the terms of the applicable Plan shall be credited to such Post-Merger Subaccount. Such Post-Merger Subaccount shall be adjusted to reflect investment gains and losses attributable to the portion of the Plan Account allocable to such Post-Merger Subaccount, and shall be debited to reflect distributions and forfeitures of Plan benefits attributable to the portion of the Plan Account allocable to such Post-Merger Subaccount.

14.8 For purposes of this Article, the “Merger” shall mean the merger of Hamlet Merger Inc. with and into the Company pursuant to the Agreement and Plan of Merger, dates as of December 19, 2006, by and among Hamlet Holdings LLC, Hamlet Merger Inc. and Harrah’s Entertainment, Inc.

14.9 The Company or a consultant designated by the Company shall provide the Trustee with schedules showing the balances in the Subaccounts of a Participant’s or beneficiary’s Plan accounts as follows.

(a) The Company or a consultant designated by the Company shall provide to the Trustee, at least annually, as part of the Payment Schedule provided in accordance with Section 2.3, a schedule showing the balances of the Subaccounts in the Plan accounts of each Plan Participant or beneficiary. If a Plan Participant or his beneficiary shall make a request for payment from the Trustee in accordance with Section 2.3, the updated Payment Schedule provided by the Company or its designated consultant in accordance with Section 2.3 shall specifically reflect the amounts currently payable from such Subaccounts. Except as otherwise provided herein, the Trustee shall make payments to the Plan Participants and their beneficiaries in accordance with the appropriate Payment Schedule and the schedules showing the balances in the Subaccounts in the Plan accounts of the Plan participants and beneficiaries.

(b) If the Company provides the Trustee written notification of its intention to cease payment of benefits to Plan Participants and beneficiaries, or to make no future contributions to the Trust, in accordance with Section 2.4, the Trustee shall immediately obtain from the designated consultant, or, if deemed necessary by the Trustee, an actuary selected by the Trustee, as part of the updated Payment Schedule in accordance with Section 2.4, an updated schedule showing the balances of the Subaccounts in the Plan accounts of each Plan Participant or beneficiary in order to determine the funding status of the Pre-Merger Subtrust and the Post-Merger Subtrust. The funding status of the Pre-Merger Subtrust (the “Pre-Merger Subtrust funding ratio”) shall be determined by dividing the then current market value of the Trust assets allocated to the Pre-Merger Subtrust by the total of the balances in the Pre-Merger Subaccounts in the Plan accounts of the Participants or beneficiaries reflected on the Payment Schedule, without regard to whether the accounts are fully vested. If the Pre-Merger Subtrust funding ratio is less than one (1), all future benefit payments from the Pre-Merger Subtrust shall not exceed the maximum lump-sum or installment payment due to Plan Participants or beneficiaries from such Participant’s or beneficiary’s Pre-Merger Subaccounts, multiplied by the Pre-Merger Subtrust funding ratio. The funding status of the Post-Merger Subtrust (the “Post-Merger Subtrust funding ratio”) shall be determined by dividing the then current market value of the Trust assets allocated to the Post-Merger Subtrust by the total of the balances in the Post-Merger Subaccounts in the Plan accounts of the Participants or beneficiaries reflected on the Payment Schedule, without regard to whether the accounts are fully vested. If the Post-Merger Subtrust funding ratio is less than one (1), all future benefit payments from the Post-Merger Subtrust shall not exceed the maximum lump-sum or installment payment due to Plan Participants or beneficiaries from such Participant’s or beneficiary’s Post-Merger Subaccounts, multiplied by the Post-Merger Subtrust funding ratio.

(c) The designated consultant, or, if deemed necessary by the Trustee, an actuary selected by the Trustee shall calculate and record the difference between the amount paid to the Plan Participant or beneficiary from the Pre-

Merger Subaccounts and the scheduled benefit payment from the Pre-Merger Subaccounts according to the applicable Plan which shall be referred to as the “Pre-Merger Subaccount overdue payment.” The Pre-Merger Subaccount overdue payment may be made by the Trustee to the affected Plan Participants or their beneficiaries only at such time as the value of the total assets of the Trust allocated to the Pre-Merger Subtrust is sufficient to support a Pre-Merger Subtrust funding ratio of at least one (1) and to fund the Pre-Merger Subaccount overdue payments. The Company may make payment of any Pre-Merger Subaccount overdue payment directly to a Plan Participant or beneficiary and will provide written notification to its designated consultant or to the Trustee that it has done so.

(d) The designated consultant, or, if deemed necessary by the Trustee, an actuary selected by the Trustee shall calculate and record the difference between the amount paid to the Plan Participant or beneficiary from the Post-Merger Subaccounts and the scheduled benefit payment from the Post-Merger Subaccounts according to the applicable Plan which shall be referred to as the “Post-Merger Subaccount overdue payment.” The Post-Merger Subaccount overdue payment may be made by the Trustee to the affected Plan Participants or their beneficiaries only at such time as the value of the total assets of the Trust allocated to the Post-Merger Subtrust is sufficient to support a Post-Merger Subtrust funding ratio of at least one (1) and to fund the Post-Merger Subaccount overdue payments. The Company may make payment of any Post-Merger Subaccount overdue payment directly to a Plan Participant or beneficiary and will provide written notification to its designated consultant or to the Trustee that it has done so.

10. Except as otherwise provided herein, the Trust Agreement shall remain in full force and effect in accordance with the terms thereof.

IN WITNESS WHEREOF, the Company and the Trustee have caused this Amendment to the Trust Agreement to be executed by their duly authorized representatives on the 28th day of January, 2008.

HARRAH’S ENTERTAINMENT, INC.

By:	/s/ MARY H. THOMAS
Its:	Senior Vice President, Human Resources

WELLS FARGO BANK N.A.

By:	/s/ GAYE BORDEN
Its:	Vice President, ITS